Exhibit 99.2

Exhibit 99.2Letter to shareholdersQ1 2024

A FEW THOUGHTS FROM BRIAN

Dear Shareholders,

The first quarter of 2024 was strong, with $285 million in revenue and 847 homes sold—both metrics at the high end of our guidance. Adjusted EBITDA was in line with expectations, reaffirming our confidence in reaching sustainable adjusted EBITDA profitability during 2024. Both gross margin and contribution margins improved within the quarter, driven by the growth of our asset-light businesses and despite a volatile interest rate environment. While the macroeconomic landscape remains uncertain, the first quarter was characterized by increasing stability and we believe this trend will continue through 2024.

Our success in the first quarter is due to the strong execution of our team, who have been instrumental in expanding the scalability of our platform across four distinct services. These include:

- Offerpad Renovate™, which allows B2B partners the opportunity to tap into our renovation technology, cost management, logistics, and ground game within the Offerpad platform.
- Offerpad Direct+™ which enables B2B partners to integrate with our top-of-funnel strategies, conversion efficiencies, and in-house closing teams. This program allows us to help more homeowners and reach more customers, while also providing them with the benefit of receiving an optimized offer for their home.
- Our Agent Partnership Program which serves as our listing and referral platform, with the goal to discover the optimal solution for every customer.
- Finally, our cash offer stands as the foundation of our services.

To give an example of the growth in these services, in Q1, Renovate projects grew by 78% year-over-year and represented 11% of our overall contribution profit after interest. We completed approximately 400 renovation projects, generating over $5 million in revenue, setting us on a trajectory for significant annual revenue growth compared to 2023.

Combined, our asset-light platform services—including Renovate—continued to scale, collectively accounting for 43% of total transactions in the quarter. These services have been instrumental in extending our geographical reach into new markets and reshaping our product mix with higher contribution margins.

As we look ahead, we anticipate continued improvement in profitability in the second quarter, supported by our focus on operating leverage and expanding contribution margins. We are committed to strategically investing in, and growing, our asset-light services while continuing to expand upon our cash offer foundation.

As always, I am grateful to our world-class Offerpad team for their hard work and dedication to our mission of taking the friction out of real estate. We are excited about the opportunities that lie ahead and remain committed to building long-term shareholder value.

Thank you for your continued support.

Sincerely,





Brian Bair
Chairman & CEO

Q1 2024 2

TOTAL REVENUE ($M) & HOMES ACQUIRED$700$610$600 4,700$500 3,700$400 2,700$285$300$230 $234 $240 1,700$200840 930 806 700$100 678 364 $0 (300)Q1’23 Q2’23 Q3’23 Q4’23 Q1’24RETURNS PER HOME SOLDGross Profit per Home Sold Contribution Profit After Interest per Home Sold$40K $30K $20K $10K $0K-$10K-$20K-$30K-$40K-$50K-$60KQ1’23 Q2’23 Q3’23 Q4’23 Q1’24

NET INCOME (LOSS), ADJ. NET INCOME (LOSS) & ADJ. EBITDA ($M)



Net Income (Loss)
Adj. Net Income (Loss)
Adj. EBITDA
Q1'23
Q2'23
Q3'23
Q4'23
Q1'24
($44.8)
($17.3)
($13.3)
($7.0)
($7.1)
($59.1)
($59.4)
($22.8)
($22.3)
($20.1)
($20.0)
($15.3)
($15.4)
($17.9)
($17.5)

Q1 '24 TOTAL CONTRIBUTION MARGIN AFTER INTEREST PER HOME SOLD



$30k
8.8%
Net Sales Proceeds
$(3k)
-0.9%
Holding Costs
$(11k)
-3.1%
Selling Costs
$16k
4.8%
Contribution Margin
$8k
2.4%
Contribution Margin After Interest
$4k
1.1%
Other Services
$12k
3.5%
Total Contribution Margin After Interest

See Appendix for a reconciliation to the most directly comparable GAAP measure and additional information

Q1 2024 4

Traction in Renovations

Since 2015, Offerpad's core business model has been buying, renovating, and selling homes. Delivering efficient and quality renovations has always been a significant contributor to the performance of our portfolio of properties. We are very proud of our commitment to excellence when it comes to our renovations, considering we utilize in-house talent and vetted external specialists to increase quality and control.

OFFERPAD-OWNED PORTFOLIO RENOVATION IMPACT

SINCE INCEPTION

→ **~35k**
Renovations completed

→ **+$600m**
Invested into improving properties

Q1 2024

→ **$22k**
Average cost of renovations completed

→ **24 days**
Average time for renovation completion

Our expertise in renovations speaks for itself.

Over time, investor clients we've sold homes to requested we renovate homes they owned, knowing we deliver efficient and quality renovations. To meet that need, we built Offerpad Renovate™, a sophisticated renovation operation that leverages our existing teams and technology to offer stand-alone renovation services to clients who need renovations done at scale.

This new business allows us to expand our market opportunities outside of just buying and selling homes.
2023 was our flagship year, and we are already building some exciting momentum.

OFFERPAD RENOVATE → THIRD PARTY RENOVATION SERVICES

Q1 2024 HIGHLIGHTS

→ **398**
Total projects completed

→ **18**
Markets with projects completed

→ **$5.1m**
Total revenue

→ **1.9**
Average days in renovation per $1k spent

→ **$13k**
Average revenue per project

Offerpad RENOVATE

Q1 2024 5

Q2 2024 OutlookHOMES SOLD REVENUE ADJ. EBITDA1750-875 $250m- Approx. $300m Breakeven

Forward-Looking StatementsCertain statements in this press release may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Offerpad’s future financial or operating performance. For example, statements regarding Offerpad’s financial outlook, including homes sold and Adjusted EBITDA, for the second quarter 2024, and expectations regarding profitability, including the timing of reaching sustainable positive Adjusted EBITDA, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “pro forma,” “may,” “should,” “could,” “might,” “plan,” “possible,” “project,” “strive,” “budget,” “forecast,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that may impact such forward-looking statements include, but are not limited to, Offerpad’s ability to respond to general economic conditions; the health of the U.S. residential real estate industry; Offerpad’s ability to grow market share in its existing markets or any new markets it may enter; Offerpad’s ability to manage its growth and its costs structure effectively; Offerpad’s ability to accurately value and manage real estate inventory, maintain an adequate and desirable supply of real estate inventory, and manage renovations; Offerpad’s ability to successfully launch new product and service offerings, and to manage, develop and refine its technology platform; Offerpad’s ability to maintain and enhance its products and brand, and to attract customers; Offerpad’s ability to achieve and maintain profitability in the future; the success of strategic relationships with third parties; and Offerpad’s failure to meet the New York Stock Exchange’s continued listing standards. These and other important factors discussed under the caption “Risk Factors” in Offerpad’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission on February 27, 2024, and Offerpad’s other reports filed with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Offerpad and its management, are inherently uncertain. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Offerpad undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

APPENDIXOFFERPAD SOLUTIONS INC.CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONSThree Months Ended March 31, (in thousands, except per share data) (Unaudited) 2024 2023 Revenue $ 285,358 $ 609,579 Cost of revenue 262,763 602,294 Gross profit 22,595 7,285 Operating expenses: Sales, marketing and operating 22,452 42,351 General and administrative 11,955 14,479 Technology and development 1,773 2,241 Total operating expenses 36,180 59,071 Loss from operations (13,585) (51,786) Other income (expense): Change in fair value of warrant liabilities 344 (389) Interest expense (4,905) (7,432) Other income, net 754 282 Total other expense (3,807) (7,539) Loss before income taxes (17,392) (59,325) Income tax expense (123) (122) Net loss $ (17,515) $ (59,447) Net loss per share, basic $ (0.64) $ (2.51) Net loss per share, diluted $ (0.64) $ (2.51) Weighted average common shares outstanding, basic 27,339 23,661 Weighted average common shares outstanding, diluted 27,339 23,661

APPENDIX

OFFERPAD SOLUTIONS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par value per share) (Unaudited)	As of March 31, 2024	As of December 31, 2023
ASSETS		
Current assets:		
Cash and cash equivalents	$ 68,550	$ 75,967
Restricted cash	9,983	3,967
Accounts receivable	4,347	9,935
Real estate inventory	266,107	276,500
Prepaid expenses and other current assets	4,353	5,236
Total current assets	353,340	371,605
Property and equipment, net	4,679	4,517
Other non-current assets	11,707	3,572
TOTAL ASSETS	$ 369,726	$ 379,694
LIABILITIES AND STOCKHOLDERS' EQUITY		
Current liabilities:		
Accounts payable	$ 4,378	$ 4,946
Accrued and other current liabilities	13,166	13,859
Secured credit facilities and other debt, net	230,083	227,132
Secured credit facilities and other debt - related party	24,522	30,092
Total current liabilities	272,149	276,029
Warrant liabilities	127	471
Other long-term liabilities	9,349	1,418
Total liabilities	281,625	277,918
Commitments and contingencies		
Stockholders' equity:		
Class A common stock, $0.0001 par value; 2,000,000 shares authorized; 27,300 and 27,233 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	3	3
Additional paid in capital	503,500	499,660
Accumulated deficit	(415,402)	(397,887)
Total stockholders' equity	88,101	101,776
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 369,726	$ 379,694

Q1 2024 9

APPENDIXOFFERPAD SOLUTIONS INC.CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWSThree Months Ended March 31, ($ in thousands) (Unaudited) 2024 2023 Cash flows from operating activities: Net loss $ (17,515) $ (59,447) Adjustments to reconcile net loss to net cash provided by operating activities: Depreciation 166 202 Amortization of debt financing costs 818 894 Real estate inventory valuation adjustment 624 7,285 Stock-based compensation 3,867 1,843 Change in fair value of warrant liabilities (344) 389 Change in fair value of derivative instruments — 568 Gain on disposal of property and equipment (5) —Changes in operating assets and liabilities: Accounts receivable 5,588 (54) Real estate inventory 9,769 484,761 Prepaid expenses and other assets 670 (1,710) Accounts payable (568) (228) Accrued and other liabilities (684) (8,060) Net cash provided by operating activities 2,386 426,443 Cash flows from investing activities: Purchases of property and equipment (353) (75) Proceeds from sale of property and equipment 30 —Purchases of derivative instruments — (1,212) Net cash used in investing activities (323) (1,287) Cash flows from financing activities: Borrowings from credit facilities and other debt 242,142 186,391 Repayments of credit facilities and other debt (245,579) (700,635) Payment of debt financing costs — (23) Proceeds from exercise of stock options 16 49 Payments for taxes related to stock-based awards (43) (48) Borrowings from warehouse lending facility — 8,188 Repayments of warehouse lending facility — (5,657) Proceeds from issuance of pre-funded warrants — 90,000 Proceeds from exercise of pre-funded warrants — 11 Issuance cost of pre-funded warrants — (784) Net cash used in by financing activities (3,464) (422,508) Net change in cash, cash equivalents and restricted cash (1,401) 2,648 Cash, cash equivalents and restricted cash, beginning of period 79,934 140,299 Cash, cash equivalents and restricted cash, end of period $ 78,533 142,947 Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheet: Cash and cash equivalents $ 68,550 107,733 Restricted cash 9,983 35,214 Total cash, cash equivalents and restricted cash $ 78,533 142,947 Supplemental disclosure of cash flow information: Cash payments for interest $ 6,427 11,064

APPENDIXNon-GAAP Financial MeasuresIn addition to Offerpad’s results of operations above, Offerpad reports certain financial measures that are not required by, or presented in accordance with, U.S. generally accepted accounting principles (“GAAP”). These measures have limitations as analytical tools when assessing Offerpad’s operating performance and should not be considered in isolation or as a substitute for GAAP measures, including gross profit and net income. Offerpad may calculate or present its non-GAAP financial measures differently than other companies who report measures with similar titles and, as a result, the non-GAAP financial measures Offerpad reports may not be comparable with those of companies in Offerpad’s industry or in other industries. Offerpad has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted net income (loss) within this press release because Offerpad is unable to calculate certain reconciling items without making unreasonable efforts. These items, which include, but are not limited to, stock-based compensation with respect to future grants and forfeitures, could materially affect the computation of forward-looking net income (loss), are inherently uncertain and depend on various factors, some of which are outside of Offerpad’s control.Adjusted Gross Profit, Contribution Profit, and Contribution Profit After Interest (and related margins)To provide investors with additional information regarding Offerpad’s margins, Offerpad has included Adjusted Gross Profit, Contribution Profit, and Contribution Profit After Interest (and related margins), which are non-GAAP financial measures. Offerpad believes that Adjusted Gross Profit, Contribution Profit, and Contribution Profit After Interest are useful financial measures for investors as they are used by management in evaluating unit level economics and operating performance across Offerpad’s markets. Each of these measures is intended to present the economics related to homes sold during a given period. Offerpad does so by including revenue generated from homes sold (and ancillary services) in the period and only the expenses that are directly attributable to such home sales, even if such expenses were recognized in prior periods, and excluding expenses related to homes that remain in real estate inventory as of the end of the period presented. Contribution Profit provides investors a measure to assess Offerpad’s ability to generate returns on homes sold during a reporting period after considering home acquisition costs, renovation and repair costs, and adjusting for holding costs and selling costs. Contribution Profit After Interest further impacts gross profit by including interest costs (including senior and mezzanine secured credit facilities) attributable to homes sold during a reporting period. Offerpad believes these measures facilitate meaningful period over period comparisons and illustrate Offerpad’s ability to generate returns on assets sold after considering the costs directly related to the assets sold in a presented period.Adjusted Gross Profit, Contribution Profit and Contribution Profit After Interest (and related margins) are supplemental measures of Offerpad’s operating performance and have limitations as analytical tools. For example, these measures include costs that were recorded in prior periods under GAAP and exclude, in connection with homes held in real estate inventory at the end of the period, costs required to be recorded under GAAP in the same period.Accordingly, these measures should not be considered in isolation or as a substitute for analysis of Offerpad’s results as reported under GAAP. Offerpad includes a reconciliation of these measures to the most directly comparable GAAP financial measure, which is gross profit.

Adjusted Gross Profit / MarginOfferpad calculates Adjusted Gross Profit as gross profit under GAAP adjusted for (1) net real estate inventory valuation adjustment plus (2) interest expense associated with homes sold in the presented period and recorded in cost of revenue. Net real estate inventory valuation adjustment is calculated by adding back the real estate inventory valuation adjustment charges recorded during the period on homes that remain in real estate inventory at period end and subtracting the real estate inventory valuation adjustment charges recorded in prior periods on homes sold in the current period. Offerpad defines Adjusted Gross Margin as Adjusted Gross Profit as a percentage of revenue.Offerpad views this metric as an important measure of business performance, as it captures gross margin performance isolated to homes sold in a given period and provides comparability across reporting periods. Adjusted Gross Profit helps management assess performance across the key phases of processing a home (acquisitions, renovations, and resale) for a specific resale cohort.Contribution Profit / MarginOfferpad calculates Contribution Profit as Adjusted Gross Profit, minus (1) direct selling costs incurred on homes sold during the presented period, minus (2) holding costs incurred in the current period on homes sold during the period recorded in sales, marketing, and operating, minus (3) holding costs incurred in prior periods on homes sold in the current period recorded in sales, marketing, and operating, plus (4) other income, net which is primarily comprised of interest income earned on our cash and cash equivalents and fair value adjustments of derivative financial instruments. The composition of Offerpad’s holding costs is described in the footnotes to the reconciliation table below. Offerpad defines Contribution Margin as Contribution Profit as a percentage of revenue.Offerpad views this metric as an important measure of business performance as it captures the unit level performance isolated to homes sold in a given period and provides comparability across reporting periods. Contribution Profit helps management assess inflows and outflow directly associated with a specific resale cohort.Contribution Profit / Margin After InterestOfferpad defines Contribution Profit After Interest as Contribution Profit, minus (1) interest expense associated with homes sold in the presented period and recorded in cost of revenue, minus (2) interest expense associated with homes sold in the presented period, recorded in costs of sales, and previously excluded from Adjusted Gross Profit, and minus (3) interest expense under Offerpad’s senior and mezzanine secured credit facilities incurred on homes sold during the period. This includes interest expense recorded in prior periods in which the sale occurred. Offerpad’s senior and mezzanine secured credit facilities are secured by their homes in real estate inventory and drawdowns are made on a per-home basis at the time of purchase and are required to be repaid at the time the homes are sold. Offerpad defines Contribution Margin After Interest as Contribution Profit After Interest as a percentage of revenue.Offerpad views this metric as an important measure of business performance. Contribution Profit After Interest helps management assess Contribution Margin performance, per above, when fully burdened with costs of financing.

APPENDIX

The following tables present a reconciliation of Offerpad's Adjusted Gross (Loss) Profit, Contribution (Loss) Profit and Contribution (Loss) Profit After Interest to Offerpad's Gross (Loss) Profit, which is the most directly comparable GAAP measure, and Contribution (Loss) Profit Per Home Sold and Contribution (Loss) Profit After Interest Per Home Sold to Offerpad's Gross (Loss) Profit Per Home Sold, which is the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended				
(in thousands, except percentages and homes sold, unaudited)	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Gross profit	**$ 22,595**	**$ 16,692**	**$ 23,973**	**$ 22,231**	**$ 7,285**
Gross margin	*7.9%*	*6.9%*	*10.2%*	*9.7%*	*1.2%*
Homes sold	*847*	*712*	*703*	*650*	*1,609*
Gross profit per home sold	***26.7***	***23.4***	***34.1***	***34.2***	***4.5***
Adjustments:					
Inventory valuation adjustment - current period	623	565	918	169	7,285
Inventory valuation adjustment - prior period	(645)	(713)	(318)	(13,679)	(51,515)
Interest expense capitalized	1,669	964	235	1,358	4,677
Adjusted gross profit (loss)	**$ 24,242**	**$ 17,508**	**$24,808**	**$ 10,079**	**$ (32,268)**
Adjusted gross margin	*8.5%*	*7.3%*	*10.6%*	*4.4%*	*-5.3%*
Adjustments:					
Direct selling costs	(6,969)	(5,829)	(5,593)	(5,743)	(18,061)
Holding costs on sales - current period	(887)	(742)	(453)	(269)	(1,248)
Holding costs on sales - prior period	(483)	(285)	(72)	(567)	(1,886)
Other income, net	754	1,065	3,837	965	282
Contribution profit (loss)	**$ 16,657**	**$ 11,717**	**$ 22,527**	**$ 4,465**	**$ (53,181)**
Contribution margin	*5.8%*	*4.9%*	*9.6%*	*1.9%*	*-8.7%*
Homes sold	*847*	*712*	*703*	*650*	*1,609*
Contribution profit (loss) per home sold	**19.7**	**16.5**	**32.0**	**6.9**	**(33.1)**
Adjustments:					
Interest expense capitalized	(1,669)	(964)	(235)	(1,358)	(4,677)
Interest expense on homes sold - current period	(2,521)	(2,041)	(2,622)	(1,292)	(5,498)
Interest expense on homes sold – prior period	(2,426)	(1,466)	(553)	(3,708)	(12,032)
Contribution profit (loss) after interest	**$ 10,041**	**$ 7,246**	**$ 19,117**	**$ (1,893)**	**$ (75,388)**
Contribution margin after interest	*3.5%*	*3.0%*	*8.2%*	*-0.8%*	*-12.4%*
Homes sold	*847*	*712*	*703*	*650*	*1,609*
Contribution profit (loss) after interest per home sold	**11.9**	**10.2**	**27.2**	**(2.9)**	**(46.9)**

Q1 2024 13

APPENDIX

Adjusted Net (Loss) Income and Adjusted EBITDA

Offerpad also presents Adjusted Net Income (Loss) and Adjusted EBITDA, which are non-GAAP financial measures, which the management team uses to assess Offerpad's underlying financial performance. Offerpad believes these measures provide insight into period over period performance, adjusted for non-recurring or non-cash items.

Offerpad calculates Adjusted Net Income (Loss) as GAAP Net Income (Loss) adjusted for the change in fair value of warrant liabilities. Offerpad defines Adjusted Net Income (Loss) Margin as Adjusted Net Income (Loss) as a percentage of revenue.

Offerpad calculates Adjusted EBITDA as Adjusted Net Income (Loss) adjusted for interest expense, amortization of capitalized interest, taxes, depreciation and amortization and stock-based compensation expense. Offerpad defines Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of revenue.

Adjusted Net Income (Loss) and Adjusted EBITDA are supplemental to Offerpad's operating performance measures calculated in accordance with GAAP and have important limitations. For example, Adjusted Net Income (Loss) and Adjusted EBITDA exclude the impact of certain costs required to be recorded under GAAP and could differ substantially from similarly titled measures presented by other companies in Offerpad's industry or companies in other industries. Accordingly, these measures should not be considered in isolation or as a substitute for analysis of Offerpad's results as reported under GAAP.

The following table presents a reconciliation of Offerpad's Adjusted Net Income (Loss) and Adjusted EBITDA to their GAAP Net Income (Loss), which is the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended				
(in thousands, except percentages, unaudited)	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Net loss (GAAP)	**$ (17,515)**	**$ (15,441)**	**$ (19,986)**	**$ (22,344)**	**$ (59,447)**
Change in fair value of warrant liabilities	(344)	109	(131)	(435)	389
Adjusted net loss	**$ (17,859)**	**$ (15,332)**	**$ (20,117)**	**$ (22,779)**	**$ (59,058)**
Adjusted net loss margin	*(6.3%)*	*(6.4%)*	*(8.6%)*	*(9.9%)*	*(9.7%)*
Adjustments:					
Interest expense	4,905	5,154	4,406	1,867	7,432
Amortization of capitalized interest (1)	1,669	964	235	1,358	4,677
Income tax (benefit) expense	123	(8)	6	43	122
Depreciation and amortization	166	172	175	178	202
Amortization of stock-based compensation	3,867	2,000	2,017	2,055	1,843
Adjusted EBITDA	**(7,129)**	**(7,050)**	**(13,277)**	**(17,278)**	**(44,782)**
Adjusted EBITDA margin	*(2.5%)*	*(2.9%)*	*(5.7%)*	*(7.5%)*	*(7.3%)*

1. Amortization of capitalized interest represents all interest related costs, including senior and mezzanine interest related costs, incurred on homes sold in the period presented that were capitalized and expensed in cost of sales at the time of sale.

Q1 2024 14

Q1 2024 LETTER TO SHAREHOLDERSinvestor.offerpad.com